Exhibit 10.45

THIS SECOND AMENDMENT, dated as of December 7, 2021 (this “Amendment”), to that certain Transaction Agreement dated as of October 4, 2021 (as amended hereby and by the First Amendment dated as of December 1, 2021, , the “Transaction Agreement”; and all defined terms used herein that are not otherwise defined are used as defined in the Transaction Agreement), is entered into by and between AiPharma Global Holdings LLC, a Delaware limited liability company (“AiPharma”), and Aditxt, Inc., a Delaware corporation (“Aditxt”, and together with AiPharma, the “Parties” and each, a “Party”).

WHEREAS, the Parties desire to further amend the Transaction Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 Section 4(b) of the Transaction Agreement is hereby amended by deleting this provision in its entirety and replacing it with “[Intentionally omitted]”.

Section 1.2 Section 4(c)(ii) of the Transaction Agreement is hereby amended by deleting the provision in its entirety and replacing it with “[Intentionally omitted]”.

Section 1.3 Section 4(d) of the Transaction Agreement is hereby amended by deleting the provision in its entirety and replaced with “shall be permitted, and its subsidiaries shall be permitted, to issue equity interests (including rights to acquire equity interests) of such Party and such subsidiaries as it determines after consultation with the other Party.”

Section 1.4 Sections 11(a)(vi) and 11(a)(vii) of the Transaction Agreement are hereby deleted in its entirety.

Section 1.5. AiPharma hereby waives compliance with the Transaction Agreement with respect to Aditxt’s entry into that certain Letter of Intent with xxx dated December 1, 2021 and hereby consents to Aditxt’s entry into this agreement.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Transaction Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Transaction Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Transaction Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Transaction Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Miscellaneous. The terms and provisions of Sections 6, 7, 8, 9, 13, 14 and 15 of the Transaction Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

AiPharma Global Holdings LLC

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	CEO

Aditxt, Inc.

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	CEO